Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 31, 2023

Abraxas Petroleum Corporation

18803 Meisner Drive

San Antonio, Texas, 78258

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our report entitled “Report as of December 31, 2021 on Reserves and Revenue of Certain Properties with interests attributable to Abraxas Petroleum Corporation” (the Report) under the headings “Item 1. Business – General,” “Item 2. Properties – Reserves Information,” and “Notes to Consolidated Financial            Statements – 16. Supplemental Oil and Gas Disclosures (Unaudited)” in the Abraxas Petroleum Corporation Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the inclusion of our report of third party dated February 4, 2022, in the Annual Report on Form 10-K of Abraxas Petroleum Corporation as Exhibit 99.2.

Very truly yours,

                                                                                      /s/DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716